EXHIBIT 99.1

FOR IMMEDIATE RELEASE

BERKSHIRE HATHAWAY TO ACQUIRE RUSSELL CORPORATION

ATLANTA and OMAHA, NE (April 17, 2006) – Russell Corporation (NYSE: RML) and Berkshire Hathaway Inc. (NYSE: BRK.A and BRK.B) announced today that they have executed a definitive Merger Agreement for Berkshire Hathaway to acquire Russell Corporation, a leading branded athletic and sporting goods company.

Under the terms of the Merger Agreement, Russell Corporation stockholders will receive $18.00 per share in cash in the merger. The acquisition, which is subject to stockholder and regulatory approvals, is expected to close in the third quarter of 2006.

Jack Ward, Russell’s chairman and chief executive officer, said the Merger Agreement places Russell in a stronger financial position. “Russell will be better positioned against our worldwide competitors in all three segments of our business and that includes apparel, sports equipment and athletic shoes. We also owe our gratitude to the thousands of people who have played roles in the development of this organization from a small Alabama apparel operation founded in 1902 to a major player in the global sporting goods marketplace of today.”

About Berkshire Hathaway

Berkshire Hathaway and its subsidiaries engage in a number of diverse business activities among which the most important is the property and casualty insurance business conducted on both a direct and reinsurance basis. Common stock of the Company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.

About Russell Corporation

Russell Corporation is a leading branded athletic and sporting goods company marketing athletic apparel, uniforms, footwear and equipment for a wide variety of sports, outdoor and fitness activities. The Company’s major brands include Russell Athletic®, JERZEES®, Spalding®, Brooks®, Huffy Sports®, Bike®, Moving Comfort®, AAI® and Mossy Oak®. The Company’s common stock is listed on the New York Stock Exchange under the symbol RML and its web site address is http://www.russellcorp.com.

Russell Corporation will publicly file a Form 8-K with the SEC containing the terms of the definitive Merger Agreement. Russell Corporation will also file with the SEC and mail to stockholders a proxy statement regarding the acquisition of Russell Corporation referenced in this news release. The proxy statement will contain important information which should be read carefully before any decision is made with respect to this merger. These documents will be made available to all stockholders of Russell Corporation at no expense to them. These documents will also be available at no charge at the SEC’s web site, www.sec.gov.

Stockholders of Russell Corporation may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

Forward Looking Statement

Statements in this news release regarding the proposed merger between Russell and Berkshire Hathaway, the expected timetable for completing the merger, future financial and operating results, benefits and synergies of the merger, and any other statements regarding Russell’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the merger; the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market, business conditions and volatility and uncertainty in the markets that Russell serves; and the other factors described in Russell’s Annual Report on Form 10-K for the most recently completed fiscal year and in its other filings with the SEC. These reports are available at www.sec.gov. Russell disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this release.

CONTACT:

For Russell Corporation:	Roger Holliday (Financial) 678-742-8181
Nancy Young (Media) 678-742-8118

For Berkshire Hathaway:	Marc Hamburg 402-346-1400